Existing Samples Purchase Agreement Schedules, executed October 13, 2006, between the Company and CorCell, Inc.
EX-10.77

Exhibit 10.77

SCHEDULE 1(A)

ADDITIONAL ACQUIRED ASSETS

•

Coriell Equipment (Attachment)

•

Existing Specimen Samples (Attachment)